SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 9, 2008

FRANKLIN ELECTRIC CO., INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

INDIANA	0-362	35-0827455

(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

400 EAST SPRING STREET BLUFFTON, INDIANA	46714

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(260) 824-2900

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

No Change

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

As part of a continuing effort to increase manufacturing utilization and maintain world class manufacturing capabilities, on December 9, 2008 management of Franklin Electric Co., Inc. (“the Company”) approved a plan for the rationalization of its Siloam Springs, Arkansas facility and the transfer of its Joinville, Brazil facility to a new location in the same city. On December 9, 2008, the Company issued a press release to announce these decisions. A copy of the press release is attached as Exhibit 99.1.

The total cost of this rationalization and transfer is estimated to be between $6.3 million and $8.3 million. The major categories of cost include the following;

Severance and other employee assistance costs                                                               $0.8 to $1.1
Pension curtailments                                                                                                             1.7  to  2.0
Asset write-downs                                                                                                                 2.8  to  3.2
Equipment relocations                                                                                                          1.0  to  2.0

All categories of costs represent cash expenditures to be recognized as they are made, except Pension curtailments and asset write-offs.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.
99.1                      Press release, dated December 9, 2008, issued by Franklin Electric Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: December 9, 2008	By /s/ John H. Haines
John H. Haines
Vice President, Chief Financial
Officer and Secretary (Principal
Financial and Accounting Officer)